                             PURCHASE AGREEMENT

                               BY AND BETWEEN


                HIGHWAYMASTER COMMUNICATIONS, INC., AS ISSUER


                                    AND


                 SOUTHWESTERN BELL WIRELESS HOLDINGS, INC.,
                                AS INVESTOR






                            SEPTEMBER 27, 1996


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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
SECTION 1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 2.     Issuance and Sale of Series D Preferred Stock . . . . . . . . . 9

SECTION 3.     Representations and Warranties of Company . . . . . . . . . . .10
          (a)  Organization; Corporate Power . . . . . . . . . . . . . . . . .10
          (b)  Capital Stock and Related Matters . . . . . . . . . . . . . . .11
          (c)  Subsidiaries; Investments . . . . . . . . . . . . . . . . . . .12
          (d)  Authorization; No Breach. . . . . . . . . . . . . . . . . . . .13
          (e)  Company Reports; Financial Statements . . . . . . . . . . . . .13
          (f)  Absence of Undisclosed Liabilities. . . . . . . . . . . . . . .14
          (g)  No Material Adverse Change. . . . . . . . . . . . . . . . . . .14
          (h)  Absence of Certain Developments . . . . . . . . . . . . . . . .15
          (i)  Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
          (j)  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . .17
          (k)  Contracts and Commitments . . . . . . . . . . . . . . . . . . .19
          (l)  Intellectual Property Rights. . . . . . . . . . . . . . . . . .21
          (m)  Litigation, etc.. . . . . . . . . . . . . . . . . . . . . . . .22
          (n)  Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . .23
          (o)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .23
          (p)  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . .23
          (q)  Employee Benefits Matters . . . . . . . . . . . . . . . . . . .24
          (r)  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .24
          (s)  Environmental Matters . . . . . . . . . . . . . . . . . . . . .25
          (t)  Affiliated Transactions . . . . . . . . . . . . . . . . . . . .25

SECTION 4.     Representations and Warranties of the Investor. . . . . . . . .26
          (a)  Execution; Authorization; No Contravention. . . . . . . . . . .26
          (b)  Securities Act. . . . . . . . . . . . . . . . . . . . . . . . .26
          (c)  Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . .27

SECTION 5.     Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .27
          (a)  Inspection Rights . . . . . . . . . . . . . . . . . . . . . . .27
          (b)  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .27
          (c)  Compliance with Agreements. . . . . . . . . . . . . . . . . . .28
          (d)  Debt Offering . . . . . . . . . . . . . . . . . . . . . . . . .28


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          (e)  Approval by the Company's Stockholders. . . . . . . . . . . . .28
          (f)  Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
          (g)  Reservation of Common Stock . . . . . . . . . . . . . . . . . .30
          (h)  Further Assurances. . . . . . . . . . . . . . . . . . . . . . .30
          (i)  Voice and Data Services Agreement . . . . . . . . . . . . . . .30
          (j)  Mobile Carrier. . . . . . . . . . . . . . . . . . . . . . . . .30
          (k)  Technical Services Agreement. . . . . . . . . . . . . . . . . .31

SECTION 6.  Survival and Indemnification . . . . . . . . . . . . . . . . . . .31
          (a)  Survival of Representations, Warranties, Covenants and
               Agreements; Knowledge of Breach; Indemnification. . . . . . . .31
          (b)  Indemnification for Third Party Claims; Method of Asserting
               Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

SECTION 7.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .33
          (a)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .33
          (b)  Public Disclosure . . . . . . . . . . . . . . . . . . . . . . .34
          (c)  Successors and Assigns; Assignment. . . . . . . . . . . . . . .34
          (d)  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
          (e)  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . .34
          (f)  Severability. . . . . . . . . . . . . . . . . . . . . . . . . .35
          (g)  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .35
          (h)  Descriptive Headings. . . . . . . . . . . . . . . . . . . . . .35
          (i)  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .35
          (j)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
          (k)  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .36
          (l)  Definition of Knowledge . . . . . . . . . . . . . . . . . . . .36






                                      ii

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                               PURCHASE AGREEMENT


          This Purchase Agreement (the "AGREEMENT") is entered into as of September 27, 1996 by and between HIGHWAYMASTER COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), and SOUTHWESTERN BELL WIRELESS HOLDINGS, INC., a Delaware corporation (the "INVESTOR").

                                    RECITALS:

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company, the Investor and certain other stockholders of the Company have entered into an Amended and Restated Stockholders' Agreement (the "STOCKHOLDERS' AGREEMENT");

          WHEREAS, simultaneously with the execution and delivery of this Agreement, certain parties to the Stockholders' Agreement have consummated the transactions contemplated by subsections (a) and (b) of Section 2 of the Stockholders' Agreement (the "RECAPITALIZATION TRANSACTIONS");

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and the Investor have entered into an agreement set forth as Exhibit C hereto (the "ESCROW AGREEMENT") relating to the deposit of the Purchase Price (as defined herein) into escrow (the "ESCROW FUND") with the Escrow Agent (as defined herein);

          WHEREAS, simultaneously with the execution and delivery of this Agreement, HM Corporation (as hereinafter defined) and the Investor have entered into a technical services agreement, dated as of the date hereof (the "TECHNICAL SERVICES AGREEMENT");

          WHEREAS, the Company has agreed to cause HM Corporation to enter into a Voice/Data Agreement (as hereafter defined) with Southwestern Bell Communications Services, Inc., a Delaware corporation ("SBCS"), upon receipt of Regulatory Relief (as defined herein), and to cause HM Corporation to perform its obligations under, the Voice/Data Agreement (as defined herein) pursuant to
Section 5(i) of this Agreement;

          WHEREAS, the Company has agreed to cause HM Corporation to procure cellular services from Southwestern Bell Mobile Systems, a Delaware corporation


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("SBMS"), from and after the date hereof in accordance with Section 5(j) of this
Agreement;

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company has granted the Investor the Warrants (as defined herein) pursuant to the Warrant Certificate (the "WARRANT CERTIFICATE"), dated as of the date hereof, by and between the Company and the Investor; and

          WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase and acquire from the Company the shares of Series D Preferred Stock (as defined herein).

                                   AGREEMENT:

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     SECTION 1.     DEFINITIONS.

          1.1 DEFINED TERMS. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "AFFILIATE" means any Person that directly or indirectly, through one or more intermediaries, has control of or is controlled by, or is under common control with, the Person specified.

          "AFFILIATED GROUP" means any affiliated group as defined in IRC
Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member of such group.

          "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

          "ANTITRUST AUTHORIZATION CONDITION" shall have the meaning set forth in Section 2(b).


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          "ANTITRUST DIVISION" shall mean the Antitrust Division of the United
States Department of Justice.

          "AUDIT DATE" shall have the meaning set forth in Section 3(e).

          "BUSINESS" means all business operations and activities currently conducted by the Company and its Subsidiaries.

          "BY-LAW AMENDMENT" shall have the meaning set forth in Section 3(b)(iii).

          "CERTIFICATE OF AMENDMENT" shall have the meaning set forth in Section 3(b)(iii).

          "CLASS B COMMON STOCK" means the new class of the Company's common stock to be created upon the adoption of the Certificate of Amendment, the terms of which are set forth in Exhibit B hereto.

          "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Company.

          "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

          "COMPANY REPORTS" shall have the meaning set forth in Section 3(e).

          "DEDUCTIBLE" shall have the meaning set forth in Section 6(a).

          "DGCL" means the Delaware General Corporation Law.

          "EMPLOYEE" means a current or former employee of the Company or an ERISA Affiliate thereof.

          "ENVIRONMENTAL LAWS" means any federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety, microwave emissions or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or


                                       3

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contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 1251 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), as such laws have been interpreted by government agencies and as amended, modified or supplemented heretofore and regulations promulgated thereunder.

          "ERISA" shall have the meaning set forth in Section 3(q).

          "ERISA AFFILIATE" means any Person that is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 414(b) or (c) of the Code.

          "ESCROW AGENT" shall mean Texas Commerce Bank, N.A.

          "ESCROW AGREEMENT" shall have the meaning set forth in the Recitals.

          "ESCROW FUND" shall have the meaning set forth in the Recitals.

          "FTC" shall mean the Federal Trade Commission.

          "GAAP" shall have the meaning set forth in Section 3(e).

          "GOVERNMENTAL CONDITION" shall have the meaning set forth in Section 2(b).

          "HAZARDOUS MATERIALS" means those substances which are regulated or form the basis of liability under any Environmental Laws, including, without limitation, petroleum products, radon and asbestos.

          "HM CORPORATION" shall have the meaning set forth in Section 5(i).

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


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          "INDEMNIFIED PARTY" shall have the meaning set forth in Section 6(b).

          "INDEMNIFYING PARTY" shall have the meaning set forth in Section 6(b).

          "INFORMATION STATEMENT" shall have the meaning set forth in Section 5(e).

          "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof and (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information).

          "INVESTOR" shall have the meaning set forth in the first paragraph of this Agreement.

          "IRC" OR "CODE" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC or Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "LATEST BALANCE SHEET" shall have the meaning set forth in Section
3(e).

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement.

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          "MATERIAL ADVERSE EFFECT"  shall mean a material adverse effect on the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole.

          "MATERIAL AGREEMENTS" means those contracts, agreements and leases to which the Company or any Subsidiary is a party which are required to be listed on Schedule 3(k) hereto.

          "PERMITTED LIENS" means:

               (i) tax liens with respect to taxes not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

               (ii) interests or title of a lessor as lessor under any lease disclosed in writing to the Investor;

               (iii) mechanics', materialmen's, contractors', carriers', warehousemen's or repairmen's liens or encumbrances or any similar lien or restriction, if the underlying obligations are not overdue for a period of more than 60 days;

               (iv) deposits made in the ordinary course of business to secure contractual or other obligations of the Company if the underlying obligations are not overdue for a period of more than 60 days;

               (v) easements, rights-of-way, restrictions and other similar charges and encumbrances on real property not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value or use and enjoyment of its real property;

               (vi) other liens in existence on the date hereof which are described in the Schedules to this Agreement; and

               (vii) other Liens which do materially interfere with the operations of the Company and its Subsidiaries or the value and use and enjoyment of their properties and assets.

          "PERSON" means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

          "PURCHASE PRICE" shall have the meaning set forth in Section 2(a).

          "RECAPITALIZATION TRANSACTIONS" shall have the meaning set forth in the Recitals.

          "SBCS" shall have the meaning set forth in the Recitals.

          "SBMS" shall have the meaning set forth in the Recitals.

          "SEC" shall mean the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "SERIES D PREFERRED STOCK" means the Series D Convertible Participating Preferred Stock, par value $.01 per share, of the Company, having the rights and preferences set forth in Exhibit A hereto.

          "STOCKHOLDERS' AGREEMENT" shall have the meaning set forth in the Recitals.

          "SUBSEQUENT FINANCIAL INFORMATION" shall have the meaning set forth in
Section 3(e).

          "SUBSIDIARY" of any specified person or entity means a corporation or other entity of which the majority of the voting power of the equity securities or other equity interests is owned, directly or indirectly, by such specified person or entity or any Subsidiary of such specified person or entity.

          "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "TAX" or "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "TECHNICAL SERVICES AGREEMENT" shall have the meaning set forth in the Recitals.

          "TRANSACTION DOCUMENTS" means this Agreement, the Stockholders' Agreement, the Voice/Data Services Agreement, the Technical Services Agreement, the Warrant Certificate, the Escrow Agreement, the agreements relating to the Recapitalization Transactions and each other agreement contemplated by any of the foregoing.

          "WARRANT CERTIFICATE" shall have the meaning set forth in the Recitals.

          "WARRANTS" shall mean the warrants to purchase up to an aggregate of three million shares of Common Stock at an exercise price of $14 per share and two million shares of Common Stock at an exercise price of $18 per share, evidenced by the Warrant Certificate issued to the Investor.

          1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

          1.3 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c)  The terms "dollars" and "$" shall mean United States Dollars.


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     SECTION 2.     ISSUANCE AND SALE OF SERIES D PREFERRED STOCK.

          (a)  Immediately upon the execution and delivery of this Agreement,
(i) the Company will issue and sell to the Investor 1,000 shares of Series D Preferred Stock and will deliver to the Investor the certificate(s) for such shares and (ii) the Investor will purchase such shares from the Company for consideration consisting of $20,000,000 (the "PURCHASE PRICE") and will pay the Purchase Price by certified check to the Company, which shall immediately thereafter endorse over to the Escrow Agent such certified check to be held pursuant to the terms of the Escrow Agreement. Payment of the Escrow Fund to the Company or return of the Escrow Fund to Investor shall be made pursuant to and in accordance with the terms of the Escrow Agreement.

          (b) In the event that the Antitrust Authorization Condition (as hereinafter defined) is satisfied prior to or on December 31, 1996 and a Governmental Condition (as hereinafter defined) shall not exist at the time the Antitrust Authorization Condition is satisfied, the Investor shall take all action required in order to cause the Escrow Agent promptly to deliver the Escrow Fund to the Company. In the event that the Antitrust Authorization Condition is not satisfied as of December 31, 1996 (other than as a result of the failure on the part of the Investor to comply with its obligations under
Section 5(f) hereof) or a Governmental Condition shall exist at such time, the Investor shall be entitled to elect, by written notice to be delivered to the Company prior to or on January 31, 1997, whether the Escrow Fund shall be paid to the Company or returned to the Investor. If the Investor elects to have the Escrow Fund returned to the Investor, the Company shall take all action required in order to cause the Escrow Agent promptly to deliver the Escrow Fund to the Investor. Both parties hereto shall execute the certificate contemplated by
Section 2.1(b) of the Escrow Agreement. As used herein, the term "Antitrust Authorization Condition" shall mean the condition to the obligation of the Investor to cause the Escrow Fund to be delivered to the Company to the effect that the waiting period applicable under the HSR Act to the issuance to the Investor of shares of Class B Common Stock upon conversion of the shares of Series D Preferred Stock shall have expired or early termination shall have been granted with respect thereto. As used herein "Governmental Condition" shall mean that any governmental or regulatory authority, agency, commission, body, court or other governmental entity has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, or otherwise prohibits consummation of the transactions contemplated by the Purchase Agreement (collectively, an "ORDER"), or that any proceeding seeking an Order is pending.


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

          (c) In the event that the Escrow Fund is released to the Investor pursuant to subsection (b) above, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees by virtue of the provisions of this Agreement or in connection with the transactions contemplated hereby, except for the obligations of the parties hereto contained in Sections 7(a) and 7(b) hereof, and except that nothing herein will relieve any party from liability for any breach of Section 5(f) hereof prior to such termination, and except that the Investor shall be obligated to promptly deliver the shares of Series D Preferred Stock purchased hereunder and return any dividends received during the period which it held such shares to the Company.

     SECTION 3.     REPRESENTATIONS AND WARRANTIES OF COMPANY.

          As a material inducement to the Investor to enter into this Agreement and purchase the Series D Preferred Stock hereunder, the Company hereby represents and warrants that:

          (a) ORGANIZATION; CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which it is required to be qualified, except where the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company possesses all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on the Business and to enter into, and perform its obligations under the Transaction Documents (except (i) in the case of licenses, permits and authorizations necessary for the Company to own and operate its property and carry on the Business, where the failure to possess such licenses, permits and authorizations has not had and is not reasonably expected to have a Material Adverse Effect and
(ii) in the case of licenses, permits and authorizations necessary for the Company to perform its obligations under the Transaction Documents, for the authorizations and related actions and filings that are described in Section 5(e) and (f) or are required under the Securities Act or state securities or "blue sky" laws in order for the Company to fulfill its obligations under
Section 5(d) and any other authorizations if the failure to obtain such authorizations would not reasonably be expected to have a Material Adverse Effect or prejudice in any material respect the rights of the Investor under any of the Transaction Documents). Schedule 3(a) hereof sets forth correct and complete copies of the Company's and its Subsidiaries' charter documents and bylaws reflecting all amendments made thereto at any time prior to the date of this Agreement.


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

          (b)  CAPITAL STOCK AND RELATED MATTERS.

             (i) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 22,069,871 shares are outstanding as of the date hereof after giving effect to the Recapitalization Transactions, and 20,000 shares of preferred stock, par value $0.01 per share, of which 1,000 shares have been designated as Series D Preferred Stock, none of which were outstanding prior to the date hereof. Except as set forth on Schedule 3(b) or in the written notice to the Investor referred to therein, neither the Company nor any Subsidiary has outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have outstanding any rights, options or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, nor has it reserved any shares of capital stock (other than as described in Section 3(b)(iii) hereof or as contemplated by any of the Transaction Documents) for issuance upon exercise or conversion of any rights, options or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on Schedule 3(b) hereof. All of the outstanding shares of the Company's capital stock are, and the shares of Series D Preferred Stock to be issued hereunder shall be upon such issuance and receipt by the Company of payment therefor in accordance with Section 2(a), duly authorized, validly issued, fully paid and nonassessable.

            (ii) There are no statutory stockholders preemptive rights or similar contractual rights to which the Company is subject or, except as set forth in the Stockholders' Agreement, rights of refusal to which the Company is subject with respect to the issuance of capital stock of the Company. Except as set forth on Schedule 3(b) hereto, (A) to its knowledge, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and (B) the offer, sale and issuance of the Series D Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws or "blue sky" laws, assuming the Investor's representation in Section 4(b) is true in all respects. There are no agreements to which the Company or, to the knowledge of the officers of the Company, any holders of the capital stock of the Company is a party with respect to the voting or transfer of the Company's capital stock except for the Stockholders' Agreement.

           (iii) The Company has authorized the issuance and sale to the Investor of the number of shares of Series D Preferred Stock being sold to the Investor pursuant to Section 2 hereof. The Series D Preferred Stock will have the terms, rights and preferences set forth in Exhibit A hereto. The Company has filed with the Office of the Secretary of State of the State of Delaware a Certificate of Designation in the form set forth in Exhibit A hereto. The board of directors of the Company has adopted a resolution declaring the advisability of the amendment to the Company's certificate of incorporation set forth on Exhibit B hereto (the "CERTIFICATE OF AMENDMENT") and directing that such amendment be considered by the stockholders of the Company. The board of directors of the Company has adopted an amendment to the Company's By-laws as set forth on Exhibit B to the Stockholders' Agreement (the "BY-LAW AMENDMENT"). The board of directors of the Company has reserved 6,600,000 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock and exercise of the Warrants.

            (iv) According to the Company's share register, the stockholders listed on Appendix D to the Stockholders' Agreement own the shares of Common Stock listed on such appendix for which they have granted irrevocable proxies to the Investor and signed irrevocable written consents authorizing the Certificate of Amendment and the issuance of Common Stock in connection with the exercise of any Warrants.

          (c) SUBSIDIARIES; INVESTMENTS. Schedule 3(c) hereto correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and, except as set forth in Schedule 3(c) and with such other exceptions as have not had and are not reasonably expected to have a Material Adverse Effect, all licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and, other than as set forth on Schedule 3(c), is qualified to do business in every jurisdiction in which it is required to be qualified, except where the failure to so qualify has not had and is not reasonably expected to have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option, right or warrant to purchase any such shares. Except as set forth on Schedule 3(c), no Subsidiary has outstanding any rights, warrants or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, and neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          (d) AUTHORIZATION; NO BREACH. The execution, delivery and performance of the Transaction Documents by the Company have been duly authorized by the Company. Each of the Transaction Documents has been duly executed by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as set forth on Schedule 3(d) hereto, the execution and delivery of the Transaction Documents, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company and each Subsidiary that is a party thereto, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other Person pursuant to, the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule, regulation, order, judgment, decree, agreement or instrument to which the Company or any Subsidiary is subject, except for (A) any such conflict, breach, default, Lien or right of modification, termination or acceleration (other than any of the foregoing arising pursuant to the charter or bylaws of the Company) which would not reasonably be expected to have a Material Adverse Effect or prejudice in any material respect the rights of the Investor under any of the Transaction Documents and (B) the requirement to obtain any authorizations or take or make any related actions and filings that are described in Section 5(e) and (f) or are required under the Securities Act or state securities or "blue sky" laws in order for the Company to fulfill its obligations under Section 5(d) or to obtain any other authorization, consent, approval, action, notice, declaration or filing if the failure to do so would not reasonably be expected to have a Material Adverse Effect or prejudice in any material respect the rights of the Investor under any of the Transaction Documents.

          (e) COMPANY REPORTS; FINANCIAL STATEMENTS. The Company has delivered or made available to the Investor (i) each registration statement, report, proxy statement or information statement filed with the SEC since December 31, 1995 (the "AUDIT DATE"), including the Company's Annual Report on Form 10-K for the year ended December 31, 1995 in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, the "COMPANY REPORTS") and
(ii) an unaudited balance sheet as of the end of the month for each month subsequent to the date of the latest Company Report through and including the month ended July 31, 1996 which included a consolidated balance sheet and the related consolidated statements of income and of changes in financial position for the month(s) then ended (collectively, the "SUBSEQUENT FINANCIAL INFORMATION," and the latest of such unaudited consolidated balance sheets included therein being referred to as the "LATEST BALANCE SHEET"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) and each of the unaudited balance sheets included in the Subsequent Financial Information fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports and the Subsequent Financial Information (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

          (f)  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth on
Schedule 3(f) hereto or any liabilities disclosed on other schedules to this Agreement, the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when or whether asserted) other than: (i) liabilities set forth on the financial statements included in the Company Reports and the Subsequent Financial Information, (ii) obligations and liabilities incurred after the date of the Latest Balance Sheet in the ordinary course of business,
(iii) liabilities and obligations under contracts, agreements and instruments set forth on the Schedule 3(k) hereto (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iv) liabilities and obligations under contracts, agreements and instruments not required to be set forth on Schedule 3(k) hereto (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (v) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          (g) NO MATERIAL ADVERSE CHANGE. Except as disclosed in the Company Reports or the Subsequent Financial Information or as set forth on Schedule 3(g) hereto, since the Audit Date, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of the Company or any of its Subsidiaries.

          (h)  ABSENCE OF CERTAIN DEVELOPMENTS.

               (i) Except as expressly contemplated by the Transaction Documents or as disclosed in the Company Reports or the Subsequent Financial Information or as set forth on Schedule 3(h) hereto since the Audit Date, neither the Company nor any Subsidiary of the Company has:

          (A) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities (other than employee stock options and shares of Common Stock issued upon the exercise thereof);

          (B) borrowed any amount or incurred or become subject to any liabilities, except liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

          (C) discharged or satisfied any material Lien or paid any material obligation or liability, other than in the ordinary course of business;

          (D) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

          (E) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Permitted Liens and Liens which have been discharged or satisfied prior to the date hereof;

          (F) sold, assigned or transferred any material tangible assets, except in the ordinary course of business;

          (G) sold, assigned or transferred any material trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person (other than any such disclosure in the ordinary conduct of business operations or which disclosure was subject to a confidentiality agreement, which in either case does not have a Material Adverse Effect);

          (H) suffered any extraordinary losses, waived any rights of material value or canceled any material debts or claims, whether or not in the ordinary course of business or consistent with past practice;

          (I) made capital expenditures or commitments therefor that aggregate in excess of $100,000, except in accordance with the capital budget for the current fiscal year furnished to the Investor;

          (J) made any loans or advances in excess of $100,000 in the aggregate to, guarantees for the benefit of, or any investments (other than temporary cash investments in the ordinary course of business) in, any Persons;

          (K) made any charitable contributions or pledges which in the aggregate exceed $50,000;

          (L) suffered any damage, destruction or casualty loss not covered by insurance which in the aggregate exceed $40,000;

          (M) entered into any other material transaction or agreement other than in the ordinary course of business;

          (N) changed its accounting principles, practices or methods, except as required by GAAP;

          (O) suffered any loss, or threatened loss, of any supplier or customer or group of related suppliers or customers which is reasonably expected to have a Material Adverse Effect;

          (P)  suffered any labor dispute, other than routine matters;

          (Q) except for increases or amendments in the ordinary and usual course of business consistent with past practice or as required by law, increased the compensation payable or to become payable by the Company or any Subsidiary to any of its directors, officers or employees or increased the benefits under, or adoption of, any bonus, insurance, pension or other employee benefit plan, payment or arrangement, for or with any such directors, officers or employees (other than pursuant to the terms of any such plan or arrangement); or

          (R) otherwise operated other than in the ordinary course in a manner that has had or could be reasonably expected to have a Material Adverse Effect.

            (ii) Neither the Company nor its Subsidiaries has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments. No officer, director, employee or agent of the Company or any of its Subsidiaries has been or is authorized to make or receive, and the Company does not know of any such Person making or receiving, any bribe, kickback or other illegal payment.

          (i) ASSETS. Except as set forth on Schedule 3(i) hereto, the Company and each Subsidiary have good and valid title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or disclosed on the financial statements included in the Company Reports or the Subsequent Financial Information, free and clear of all Liens, except for Permitted Liens. Except as described on Schedule 3(i), the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects (normal wear and tear excepted).

          (j)  TAX MATTERS.

             (i) Except as set forth in Schedule 3(j) hereto, the Company and each of its Subsidiaries and each Affiliated Group have timely filed all U.S. federal income Tax Returns, and all other material Tax Returns, which they are required to file under applicable laws and regulations; all such filed Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations; the Company and each of its Subsidiaries and each Affiliated Group have timely paid all material Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party, except where the amounts that have not been withheld and paid over do not, in the aggregate, exceed $20,000; neither the Company nor any Subsidiary of the Company nor any Affiliated Group has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the most recent consolidated financial statements contained in the Company Reports reflect an adequate reserve for all material Taxes payable by the Company and each of its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; the accrual for Taxes set forth on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income) would be adequate to pay all material Tax liabilities of the Company and its Subsidiaries if their current tax year-were treated as ending on the Latest Balance Sheet; since the date of the Latest Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, any of its Subsidiaries or any Affiliated Group, and no written notice from any foreign, federal, state or local taxing authority indicating an intent to open or resume an audit or other review has been received by the Company, any of its Subsidiaries or any member of an Affiliated Group; and there are no material unresolved questions or claims of which the Company knows or has reason to know concerning the Company's or any of its Subsidiaries' or any Affiliated Group's Tax liability. To the Company's knowledge, no claim has ever been made by an authority in a jurisdiction where either the Company, any of its Subsidiaries or any member of an Affiliated
Group does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (ii) Neither the Company nor any of its Subsidiaries has made an election under IRC Section 341(f). Neither the Company nor any of its Subsidiaries is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor or (C) by contract or indemnity. Neither the Company nor any of its Subsidiaries is a party to any tax sharing agreement. The Company, each of its Subsidiaries and each Affiliated Group have adequately disclosed on their federal income Tax Returns or in a statement attached thereto any position taken for which substantial authority (within the meaning of IRC
Section 6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company, nor any of its Subsidiaries has made any payment, is obligated to make payment or is a party to an agreement that could obligate it to make any payment that would constitute a "parachute payment" to a "disqualified individual" as those terms are defined in IRC Section 280G (determined without regard to whether such payment is reasonable compensation for services rendered or to be rendered in the future).

          (k)  CONTRACTS AND COMMITMENTS.

          (i) Except as set forth on Schedule 3(k) hereto and except for the Transaction Documents, neither the Company nor any Subsidiary is a party to or bound by any written or oral:

          (A) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

          (B) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis (other than an at-will employment arrangement) providing annual compensation in excess of $75,000;

          (C) any contract relating to loans to officers, directors or Affiliates; or contract under which the Company or any Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000, other than down payments and prepayments under the Company's or such Subsidiary's ordinary course operating agreements;

          (D) agreement or indenture relating to borrowed money or other indebtedness or the mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any assets of the Company or its Subsidiaries;

          (E)  guarantee of any material obligation;

          (F) lease or agreement under which the Company, or any of its Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

          (G) lease or agreement under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate, any property, real or personal, owned or controlled by the Company or any

     Subsidiary, except for leases of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

          (H) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves the payment or receipt of consideration in any year in an amount in excess of $150,000;

          (I) assignment, license (other than licenses included as a standard provision in service agreements or other contracts with customers of the Company) or indemnification or agreement with respect to any material Intellectual Property;

          (J) warranty agreement with respect to its services rendered or its products sold or leased, except any agreement entered into in the ordinary course of business;

          (K) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

          (L) any material sales, distribution or franchise agreement not entered into in the ordinary course of business;

          (M) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

          (N) any other agreement which involves a total consideration in excess of $250,000 or is otherwise material to its operations and business prospects, except for any agreement which is terminable by the Company or any Subsidiary upon less than 60 days' notice without penalty.

            (ii) All of the contracts, agreements and instruments required to be set forth on Schedule 3(k) are valid and legally binding obligations of the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, the other parties thereto, enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as set forth on
Schedule 3(k), the Company and each Subsidiary has performed in all material respects all obligations required to be performed by them under the contracts, agreements and instruments required to be set forth on Schedule 3(k) and are not in material default under or in material breach of any material contract, agreement or instrument required to be listed on Schedule 3(k) or in receipt of any claim of such default or breach; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, material breach or event of material noncompliance by the Company or any of its Subsidiaries under any contract, agreement or instrument required to be listed on Schedule 3(k); except as previously disclosed in writing to the Investor or its representatives, neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all its material obligations under the contracts, agreements and instruments required to be listed on Schedule 3(k); neither the Company nor any Subsidiary has knowledge of any material breach or anticipated material breach by the other parties to any contract, agreement or instrument required to be listed on Schedule 3(k); neither the Company nor any Subsidiary has any written notice or other communication to the effect that any other party to any contract, agreement or instrument required to be listed on Schedule 3(k) intends to terminate such contract, agreement or instrument prior to the expiration of the maximum stated term of such contract, agreement or instrument.

           (iii) A true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on Schedule 3(k), together with all amendments, waivers or other changes thereto has been supplied or made available to the Investor.

          (l)  INTELLECTUAL PROPERTY RIGHTS.

             (i) Schedule 3(l) hereto contains a complete and accurate list of all (A) registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (B) applications for registrations of Intellectual Property Rights filed by the Company or any Subsidiary, (C) unregistered trade names and corporate names owned or used by the Company or any Subsidiary, and (D) material unregistered trademarks and service marks owned or used by the Company or any Subsidiary, in each case which are material to the financial condition, operating results, assets or operations of the Company or any of its Subsidiaries. Schedule 3(l) also contains a complete and accurate list of all licenses (other than licenses included as a standard provision in service agreements or other contracts with customers of the Company) granted by the Company or any of its Subsidiaries to any third party with respect to any material Intellectual Property Rights and all licenses granted by any third party to the Company or any of its Subsidiaries with respect to any material Intellectual Property Rights, in each case, identifying the subject

Intellectual Property Rights. Except as set forth on Schedule 3(l), the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights identified on such schedule. The Company and its Subsidiaries have taken all actions which in the judgment of the Company's management are reasonably necessary to maintain and protect the Intellectual Property Rights which they own, subject to such exceptions as have not had and are not reasonably expected to have a Material Adverse Effect.

            (ii) Except as set forth on Schedule 3(l), (A) there have been no claims made against the Company or any of its Subsidiaries in writing asserting the invalidity, misuse or unenforceability of any Intellectual Property Rights listed on such schedule, (B) neither the Company nor any of its Subsidiaries has received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any of its Subsidiaries license any rights from a third party), (C) to the Company's knowledge, the conduct of the Business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (D) to the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons, except in the case of the clause (B), (C) or (D) above for any infringement, misappropriation or conflict that has not had and is not reasonably expected to have a Material Adverse Effect. Except as set forth in
Schedule 3(l), the transactions contemplated by the Transaction Documents shall have no material adverse affect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on such schedule.

          (m) LITIGATION, ETC. Except as set forth on Schedule 3(m) hereto, there are no actions, suits, proceedings, orders, investigations or claims pending (other than any such actions, suits, proceedings, orders, investigations and claims which may be pending but of which neither the Company, its Subsidiaries nor their respective representatives have received notice) or, to the Company's knowledge, threatened (or pending and of which neither the Company, its Subsidiaries nor their respective representatives have received notice) against the Company or any of its Subsidiaries (or to the Company's knowledge, pending or threatened against any of the officers or directors of the Company and its Subsidiaries) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality which seek to enjoin or prevent the consummation of or otherwise relate specifically to the transactions contemplated by the Transaction Documents or which have had or are reasonably expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit) which have had or are reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree of any court or other governmental agency that requires or prohibits any conduct on the part of the Company or any of its Subsidiaries that affects the Business in any material respect.

          (n) BROKERAGE. Except as set forth on Schedule 3(n) hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents for which the Investor will have any liability or responsibility based on any arrangement or agreement binding upon the Company or any of its Subsidiaries.

          (o) INSURANCE. Schedule 3(o) hereto contains a summary of the amount and scope of coverage provided under (but not of the exceptions to) each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy in full force and effect. Neither the Company nor any Subsidiary is in default in any material respect with respect to its obligations under any insurance policy maintained by it. To the knowledge of the Company, the insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on Schedule 3(o), the Company and its Subsidiaries do not have any self-insurance programs, and the reserves set forth on the financial statements included in the Company Reports and the Latest Balance Sheet are adequate to cover all reasonably anticipated liabilities in respect of such programs.

          (p) EMPLOYEES. The Company has not received any oral or written notice or other assertion that any executive or key employee of the Company or any Subsidiary or any significant group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and its Subsidiaries have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company has no knowledge that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Except as set forth on Schedule 3(p) hereto, to the Company's knowledge, none of its or its Subsidiaries' employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its employees.

          (q) EMPLOYEE BENEFITS MATTERS. Except as set forth on Schedule 3(k), neither the Company nor any of its Subsidiaries has ever maintained, sponsored or contributed to, or been obligated to contribute to, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and neither the Company nor any of its Subsidiaries has incurred any liability under any employee pension benefit plan maintained, sponsored or contributed to by any ERISA Affiliate. All other employee benefit plans (as defined in Section 3(3) of ERISA) and all benefits arrangements that have been maintained, sponsored or contributed to by the Company or any of its Subsidiaries or any ERISA Affiliate have been maintained in all material respects in compliance with their terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has any present or future obligations to make any payment to or with respect to any present or former employee of the Company or its Subsidiaries or any ERISA Affiliate pursuant to any retiree medical or retiree life benefit plan. Each welfare plan as defined in Section 3(1) of ERISA has been operated in compliance with the applicable provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times. A schedule of employee benefit plans is set forth on Schedule 3(k) hereto.

          (r) COMPLIANCE WITH LAWS. Neither the Company, nor any of its Subsidiaries has violated any law or any governmental rule, order or regulation or requirement which violation through the date hereof has had or would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of any such violation. To the knowledge of the Company, except as set forth in Schedule 3(r), the operation of the Business by the Company and its Subsidiaries complies and has complied in all material respects with the Communications Act of 1934, as amended, and the rules, orders, regulations and other applicable requirements of the Federal Communications Commission and the public utility commissions of the states in which the Business is conducted having jurisdiction over the Company and its Subsidiaries; provided, however, that no representation or warranty is made regarding the effect of future pronouncements or rulings by any applicable governmental body.

          (s)  ENVIRONMENTAL MATTERS.

             (i) (A) The property, assets and operations of the Business are and have been in material compliance with all applicable Environmental Laws;
(B) there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of the Company or its Subsidiaries, except in compliance with and as would not be expected to result in liability under any Environmental Law; and (C) there have been no releases or threatened releases of Hazardous Materials by the Company or its Subsidiaries in, on or under any property currently or formerly owned or operated by the Company or its Subsidiaries.

            (ii) To the knowledge of the Company, none of the assets or operations of the Company or its Subsidiaries is the subject of any federal, state or local investigation evaluating whether (A) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (B) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

           (iii) Neither the Company, nor any of its Subsidiaries has received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits or proceedings against them, with respect to violations of or liability under any Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment.

            (iv) Neither the Company, nor its Subsidiaries has any present or contingent liability in connection which the presence either on or off the property or assets of the Company or its Subsidiaries of any Hazardous Materials or any release or threatened release of any Hazardous Materials into the environment, except for any liability which would not have a Material Adverse Effect.

          (t) AFFILIATED TRANSACTIONS. Except as disclosed in the Company Reports or as set forth on Schedule 3(t) hereto, no officer, director or Affiliate of the Company or any Subsidiary or, to the knowledge of the Company, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns a greater than 10% beneficial interest in the Company or any Subsidiary, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary that is material to the Company or such Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

          As a material inducement to the Company to enter into this Agreement and issue and sell the Series D Preferred Stock hereunder, the Investor hereby represents and warrants that:

          (a) EXECUTION; AUTHORIZATION; NO CONTRAVENTION. The Investor has duly executed and delivered to the Company each Transaction Document to which it is a party, and each such Transaction Document constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
The execution, delivery and performance by the Investor of each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby: (a) are within the Investor's corporate power and authority and have been duly authorized by all necessary corporate action on the part of the Investor; (b) do not and will not conflict with or contravene the terms of or require any consent, authorization or approval pursuant to the Investor's certificate of incorporation or bylaws; (c) do not and will not violate, conflict with or result in any breach or contravention of or require any consent, authorization, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other Person pursuant to (i) any material agreement, lease or contract of such Investor, or (ii) any applicable statute or any rule or regulation of any governmental authority or any order or decree applicable to such Investor (other than as required by the HSR Act or Section 271 of the Communications Act of 1934, as amended by the Telecommunications Act of 1996).

          (b) SECURITIES ACT. The Investor is acquiring the Series D Preferred Stock solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The Investor acknowledges that the shares of Series D Preferred Stock are not registered under the Securities Act or any applicable state securities law, and that such shares may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable and are subject to substantial restrictions on transferability under the terms of the Stockholders' Agreement. The Investor is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by the Transaction Documents and is able to bear the economic risks associated with its investment in the Company. The Investor has been afforded access to information regarding the Company and its Subsidiaries and their respective financial condition, operating results, properties, liabilities, operations and management sufficient to enable it to evaluate the risks and merits of its investment in the Company.

          (c) BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents for which the Company will have any liability or responsibility based on any arrangement or agreement binding upon the Investor.

     SECTION 5.  COVENANTS.

          (a) INSPECTION RIGHTS. The Company shall permit, and cause its Subsidiaries to permit, the representatives designated by the Investor so long as (i) the Investor and its Affiliates together beneficially own 1,600,000 shares of Common Stock (including Common Stock issuable upon conversion of Series D Preferred Stock, Class B Common Stock or other convertible securities or upon the exercise of any outstanding options, warrants, rights or obligations, other than the Warrants) or (ii) the representation and warranties of the Company set forth in Section 3 hereof survive, upon reasonable notice and during normal business hours, to (x) visit and inspect any of the properties of the Company and its Subsidiaries, (y) examine the corporate and financial records of the Company and its Subsidiaries and to make copies thereof, and (z) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and (with the prior consent of the Company, which will not be unreasonably withheld) independent accountants of the Company and its Subsidiaries.

          (b) CONFIDENTIALITY. The Investor shall hold in confidence all information and data obtained by it from the Company or its Subsidiaries (whether in connection with the negotiation of the transactions contemplated by the Transaction Documents, pursuant to Section 5(a) or otherwise) and shall not disclose such information to any Person without the prior written consent of the Company (except that the Investor may disclose such information to those of its Affiliates, directors, officers and other representatives who require access to such information in order to enable the Investor to exercise its rights under the Transaction Documents or for any other proper purpose contemplated thereby and who agree to be subject to the restrictions set forth in this Section 5(b)); provided, however, that the provisions of this Section 5(b) shall not apply to any information or data that can be shown (i) to be generally available to the public through no fault of the Investor or its Affiliates, directors, officers and other representatives or (ii) to have been lawfully obtained by the Investor from other sources not subject to a confidentiality obligation to the Company.

          (c) COMPLIANCE WITH AGREEMENTS. The Company shall perform and observe all of its obligations to each holder of the Series D Preferred Stock issued hereunder that are set forth in the Transaction Documents, the Certificate of Amendment and the By-law Amendment.

          (d) DEBT OFFERING. The Company shall use its reasonable best efforts to raise at least $50,000,000 in debt no later than twelve months from the date hereof which debt securities shall not be convertible into equity securities of the Company; PROVIDED, FURTHER, that the Company shall not be obligated to pursue, approve or effectuate any public debt offering which the Board of Directors of the Company determines in good faith (whether based on prevailing market conditions or other relevant factors) is not on commercially reasonable terms or is not in the best interest of the Company and its stockholders.

          (e) APPROVAL BY THE COMPANY'S STOCKHOLDERS. (i) Subject to the last sentence of this subparagraph (i), the Company will take all action necessary in connection with the irrevocable written consents delivered by the stockholders listed on Appendix D to the Stockholders' Agreement (including the completion and mailing of an information statement relating to the approval of the Certificate of Amendment and the issuance of Common Stock in connection with the exercise of any Warrants (the "INFORMATION STATEMENT")) in accordance with and subject to the applicable provisions of the DGCL and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and its certificate of incorporation and bylaws to notify the holders of the Company's shares as promptly as practicable of the approval of the Certificate of Amendment and the issuance of Common Stock in connection with the exercise of any Warrants. The record date for purposes of determining the holders of record entitled to consent is pursuant to this subparagraph (i) shall be as determined pursuant to Section 213(b) of the DGCL without any action being taken by the Company or its board of directors with respect to setting such record date. Notwithstanding the foregoing and notwithstanding any other provision of this Agreement to the contrary, to the extent the Company is unable or it becomes reasonably impractical for the Company, pursuant to the rules and regulations of the SEC and/or of the Nasdaq National Market to obtain the requisite stockholder approval for this Agreement, by means of the irrevocable written consents and as contemplated by this subparagraph, the Company shall and shall be entitled to seek to obtain such stockholder approval pursuant to subparagraph (ii) below.

            (ii) To the extent required as contemplated by the last sentence of subparagraph (i) above, the Company will take all action necessary (including the completion and mailing of a proxy statement) in accordance with and subject to the applicable provisions of the DGCL and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and its Certificate of Incorporation and bylaws to convene a meeting of holders of shares of the Company's Common Stock as promptly as practicable to consider and vote upon the approval of the Certificate of Amendment and the issuance of Common Stock in connection with the exercise of any Warrants. To the extent the Company shall determine it to be necessary or appropriate, in respect of any such meeting, to solicit proxies in order to obtain the requisite stockholder approval, such solicitation shall be made in accordance with Regulation 14A of the SEC. Subject to fiduciary duty requirements of applicable law, in the event of such a proxy solicitation, the Board of Directors of the Company shall recommend such approval and the Company shall use its best efforts to solicit such approval.

           (iii) The Information Statement or the proxy statement, as the case may be, as of the date that it is first mailed to the Company's stockholders, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon information furnished to the Company by the Investor specifically for use in the Information Statement.

            (iv) Neither a preliminary nor a definitive Information Statement (nor proxy statement) shall be filed, and no amendment or supplement to a preliminary or definitive Information Statement (nor proxy statement) will be made by the Company, without consultation with the Investor and its counsel. The Information Statement shall contain the notices and other information required by Section 228(d) of the DGCL as applicable.

          (f) FILINGS. On the twentieth day following the mailing of the Information Statement to the Company's stockholders in compliance with Regulation 14C promulgated under the Securities Exchange Act of 1934, the Company will file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Company and the Investor will promptly file with the FTC and the Antitrust Division a notification and report form in connection with the transactions contemplated by the Transaction Documents and will promptly file documentary materials if and when required by the HSR Act in connection with any of the transactions contemplated by this Agreement and the Transaction Documents and promptly file any additional information requested as soon as reasonably practicable after receipt of request thereof. Each of the Company and the Investor will use their reasonable best efforts to obtain as promptly as practicable after the date hereof early termination or expiration of any waiting period applicable under the HSR Act to the issuance to the Investor of shares of common stock upon conversion of the shares of Series D Preferred Stock and exercise of the Warrants.

          (g) RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of the conversion of the shares of Series D Preferred Stock, the number of shares of its Common Stock issuable upon the conversion of such shares of Series D Preferred Stock. All shares of Common Stock which are so issuable shall, when issued upon the conversion of the Series D Preferred Stock, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

          (h) FURTHER ASSURANCES. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the Transaction Documents, the proper officers or directors of the Company or the Investor, as the case may be, shall execute and deliver any further instruments or documents and take all such necessary action that may reasonably be requested by the other party.

          (i) VOICE AND DATA SERVICES AGREEMENT. Upon receipt of Regulatory Relief, the Company shall cause HM Corporation promptly, and in no event later than three days after receipt of Regulatory Relief (as hereinafter defined), to enter into the Voice and Data Services Agreement (the "Voice/Data Agreement") with SBCS substantially in the form attached as Exhibit 5(i) to this Agreement. The Company shall cause HM Corporation to perform its obligations under the Voice/Data Agreement entered into pursuant to this Section 5(i). HM Corporation shall provide to SBCS, on a confidential basis, complete monthly call detail records including, without limitation, information on where calls made by, through or to HM Corporation originate or terminate by LATA and/or country and the length of call. As used herein, "HM Corporation" shall mean HighwayMaster Corporation, a Delaware corporation, and its successors and assigns and any other subsidiary or other Affiliate controlled by the Company which purchases Long Distance Service and/or Other Services, as those terms are defined in the Voice/Data Agreement. "Regulatory Relief" means that SBC Communications, Inc. or its Affiliates, in their sole judgment, have obtained all necessary federal and state regulatory approvals to provide landline, interLATA long-distance service pursuant to the Communications Act of 1934, as amended by The Telecommunications Act of 1996. This covenant shall survive until the Voice/Data Agreement is terminated or expires in accordance with its terms.

          (j) MOBILE CARRIER. From and after the date of this Agreement, the Company shall cause HM Corporation to procure cellular services from SBMS as

HM Corporation's primary carrier in any U.S. market in which SBMS has a cellular network. Such cellular services will be provided at rates and on terms and conditions comparable to those in the existing contract between HM Corporation and SBMS for provision of cellular services (dated originally as of June 7, 1993 as amended, which has been renewed and remains in effect as of September 27, 1996), provided that such terms and conditions shall be no less favorable to HM Corporation than those prevailing in the same market at the same time. The Company shall cause HM Corporation to enter into and to perform its obligations under any and all agreements required to effect the foregoing obligation. This covenant shall survive as long as Sections 3(b) and 3(c) to the Stockholders' Agreement survive. To the extent that the foregoing obligation of HM Corporation to treat SBMS as the primary carrier in any U.S. market in which SBMS has a cellular network would conflict with an existing agreement for cellular services with another cellular carrier ("Existing Agreement"), the provision of cellular services by SBMS to HM Corporation shall commence upon the termination of such Existing Agreement. The Company shall cause all Existing Agreements (to the extent they provide that a cellular provider other than SBMS will be the primary carrier for HM Corporation in any market in which SBMS has a cellular network) to terminate as soon as practicable, but only to the extent that no breach or penalty results from termination of any such Existing Agreement. In the event that termination of an Existing Agreement will result in penalties to HM Corporation, the Company will allow such Existing Agreement to expire in accordance with its terms and will take no action to renew, continue or extend such Existing Agreement.

          (k) TECHNICAL SERVICES AGREEMENT. The Company shall cause HM Corporation to perform its obligations under the Technical Services Agreement.

     SECTION 6.  SURVIVAL AND INDEMNIFICATION.

          (a) SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; KNOWLEDGE OF BREACH; INDEMNIFICATION. Notwithstanding any otherwise applicable statute of limitations, the representations and warranties of each of the Investor and the Company, respectively, included or provided for herein shall survive the execution and delivery of this Agreement until the expiration of nine months after the receipt by the Investor or the Company, as the case may be, of audited consolidated financial statements for the other party, as of and for the year ending December 31, 1996, together with a report thereon by the other party's independent public accountants PROVIDED, HOWEVER, that any representation, warranty, covenant or agreement contained in Sections 3(j), 3(n) and 4(c) shall survive the execution and delivery of this Agreement until the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters; provided, however, that the provisions of this Section 6 shall constitute the exclusive remedy on the part of any party hereto in respect of a breach of the representations and warranties of the other party contained in this Agreement. The covenants and other agreements contained in this Agreement shall survive the execution and delivery of this Agreement except that covenants or agreements with a term specified therein shall terminate at the end of such term. Investor and the Company shall indemnify each other for breaches of the foregoing representations, warranties and covenants as to which the indemnified party has given notice during the periods of survival set forth above, PROVIDED, THAT, in no event shall the Investor be liable to the Company or the Company be liable to the Investor, as the case may be, pursuant to this Section 6(a), for any breach of the representations, warranties, covenants and agreements included or provided for herein or in any schedule or certificate or other document delivered pursuant to this Agreement, unless and until all claims for which damages are recoverable hereunder by the Investor or the Company, as the case may be, exceed $250,000 (the "DEDUCTIBLE"), in which case the Investor or the Company, as the case may be, shall be entitled to damages equal to such excess, but not more than the Purchase Price plus the charges and expenses (including reasonable attorneys' fees and expenses) incurred by the party sustaining such damages in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby. Any payments pursuant to this
Section 6(a) shall be treated as an adjustment to the Purchase Price for all Tax purposes. The indemnification provided for by this Section 6(a) shall apply notwithstanding any investigation made by or on behalf of any party.

          (b) INDEMNIFICATION FOR THIRD PARTY CLAIMS; METHOD OF ASSERTING CLAIMS. (i) The Company on the one hand, or the Investor, on the other hand (the "INDEMNIFYING PARTY"), shall indemnify respectively the Investor, on the one hand, or the Company, on the other hand, as the case may be (the "INDEMNIFIED PARTY"), against and in respect of all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses incurred in investigating, preparing or defending any claims covered hereby) sustained or incurred arising out of any claims against the Indemnified Party by a third party arising out of any breaches of the Indemnifying Party's representations, warranties, covenants and agreements set forth in this Agreement. The indemnification provided for by this
Section 6(b) shall apply notwithstanding any investigation made by or on behalf of any party.

          (ii) In the event that an Indemnified Party shall assert a claim for indemnity under this Section 6(b), the Indemnified Party will promptly after the receipt of notice of the commencement of any action, investigation, claim, demand or other proceeding by a third party against such Indemnified Party in respect of which indemnity may be sought from any Indemnifying Party under this
Section 6, notify the Indemnifying

Party in writing of the commencement thereof; PROVIDED, that the omission of the Indemnified Party to so notify such Indemnifying Party of any such action shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party under this Section 6(b) unless, and only to the extent that, such omission prejudices the ability of the Indemnifying Party to defend such action, investigation, claim, demand or other proceeding or to reduce or mitigate its liability hereunder, whether as a result of the forfeiture of substantive rights or defenses or otherwise. In case any such action, claim or other proceeding shall be brought against the Indemnified Party such Indemnified Party shall notify the applicable Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment, PROVIDED that the Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would prevent the representation of the Indemnified Party by counsel selected by and subject to the control of the Indemnifying Party under applicable law or codes of professional responsibility. Each of the Company and the Investor agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if the Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding.

     SECTION 7.  MISCELLANEOUS.

          (a) EXPENSES. The Company shall (i) reimburse the Investor for stamp and other stock issuance or similar taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Series D Preferred Stock to be issued hereunder and
(ii) bear all costs and expenses of printing and mailing the Information Statement or proxy statement, and any filing and other fees paid to this the SEC in connection with the filing of such Information Statement, and all costs and expenses incurred in connection with the convening of a special meeting of the stockholders of the Company pursuant to Section 5(e)(ii). Except as otherwise expressly provided in this Agreement, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby and by the Transaction Documents.

          (b) PUBLIC DISCLOSURE. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of each stock exchange or of the Nasdaq National Market or other automated quotation system upon which the securities of one of the parties is listed or to which such securities are admitted for trading, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by both parties hereto; PROVIDED, HOWEVER, that to the extent that either party to this Agreement is required by law or the rules and regulations of any stock exchange or of the Nasdaq National Market or other automated quotation system upon which the securities of one of the parties is listed or to which such securities are admitted for trading, to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

          (c) SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Investor may designate, by written notice to the Company, an Affiliate to purchase the shares of Series D Preferred Stock hereunder; provided, however, that no such designation shall relieve the Investor of its obligations under this Agreement.

          (d) REMEDIES. Any Person having any rights under any provision of this Agreement will be entitled to proceed to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          (e) AMENDMENTS AND WAIVERS. This Agreement and any of the terms contained herein may only be amended or modified by the Company and the Investor in writing.

          (f) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

          (h) DESCRIPTIVE HEADINGS. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

          (i) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

          (j) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investor and to the Company at the addresses indicated below:

IF TO THE INVESTOR, TO:  Southwestern Bell Wireless Holdings, Inc.
                         17330 Preston Road
                         Suite 100A
                         Dallas, Texas 75252
                         Attention: President
                         Facsimile:  (972) 733-2012

                         and to:

                         SBC Communications Inc.
                         175 E. Houston
                         San Antonio, Texas 78205
                         Attention: General Attorney, Mergers & Acquisitions

                         Facsimile:  (210) 351-3488

WITH A COPY TO:          Sullivan & Cromwell
                         125 Broad Street
                         New York, New York 10004
                         Attention:  Janet T. Geldzahler
                         Facsimile:  (212) 558-3588

IF TO THE COMPANY, TO:   HighwayMaster Communications, Inc.
                         16479 Dallas Parkway, Suite 710
                         Dallas, Texas  75248
                         Attention: William C. Kennedy, Jr.
                         Facsimile:  (972) 930-7263

WITH A COPY TO:          Baker & Botts, L.L.P.
                         2001 Ross Avenue
                         Dallas, Texas 75201
                         Attention: Geoffrey L. Newton
                         Facsimile:  (214) 953-6503

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          (k) ENTIRE AGREEMENT. This Agreement and the Schedules hereto and the other Transaction Documents represent the entire agreement between the Investor and the Company with respect to the subject matter hereof, and such agreements supersede all prior agreements between such parties with respect to the subject matter hereof.

          (l) DEFINITION OF KNOWLEDGE. For the purpose of this Agreement, "knowledge" or "known" or a similar phrase shall mean the knowledge, after reasonable inquiry, of the executive officers of the Company or its Subsidiaries (which reasonable inquiry shall be limited to such executive officer's own knowledge obtained in the performance of his duties and inquiry of employees of the Company).

          IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first above written.


                                   HIGHWAYMASTER COMMUNICATIONS, INC.



                                   By:   /s/ William C. Saunders
                                      ---------------------------------------
                                   Name: William C. Saunders
                                        -------------------------------------
                                   Title: President
                                          -----------------------------------


                                   SOUTHWESTERN BELL WIRELESS HOLDINGS, INC.



                                   By:   /s/ Stan Sigman
                                      ---------------------------------------
                                   Name: Stan Sigman
                                        -------------------------------------
                                   Title: President & Chief Executive Officer
                                          -----------------------------------















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